Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS FIRST QUARTER FINANCIAL RESULTS AND ITS $0.19 PER SHARE QUARTERLY DIVIDEND

First Quarter Net Income Increased 15%

First Quarter New Order Sales Increased 10%

Pompano Beach, Florida, July 25, 2016 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended June 30, 2016.  Net income was $6.6 million, or $0.32 diluted per share, for the quarter ended June 30, 2016, compared to net income of $5.8 million, or $0.29 diluted per share, for the quarter ended June 30, 2015, a 15% increase to net income.  Net sales for the quarter ended June 30, 2016 were $72.5 million, compared to $71.6 million for the quarter ended June 30, 2015, an increase of 1.2%.  New order sales increased 10%, to $13.3 million for the quarter ended June 30, 2016, compared to $12.1 million for the same quarter in the prior year.  The Company’s online sales for the quarter ended June 30, 2016 were approximately 82% of all sales compared to 81% for the same quarter the prior year, an increase of 2.9%.

Menderes Akdag, CEO and President, commented: “During the June quarter we saw increases in our new order sales, acquiring approximately 158,000 new customers, compared to 148,000 new customers acquired in the same quarter the prior year.  We were further encouraged by our continued advertising efficiency in the quarter, as our new customer acquisition costs were reduced to $37 for the quarter ended June 30, 2016 compared to $53 for the same quarter the prior year.  We were able to decrease our operating expenses to improve our bottom line results for the quarter ended June 30, 2016.  Our operating expenses decreased by about 274 basis points for the quarter compared to the same quarter last year, which can be attributed to a reduction in advertising spending.  For the remainder of Fiscal 2017 we will be preparing to move into our new corporate headquarters and distribution facility, which is expected to occur in our third fiscal quarter.”

The Board of Directors declared a quarterly dividend of $0.19 per share on the Company’s common stock.  The dividend will be payable on August 19, 2016, to shareholders of record at the close of business on August 8, 2016.  The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on July 25, 2016 until August 8, 2016 at 11:59 P.M.  To access the replay, call (866) 425-0192 (toll free) or (203) 369-0875, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2016.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	March 31,
	2016	2016
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$44,307	$37,639
Accounts receivable, less allowance for doubtful
accounts of $16 and $13, respectively	2,075	1,724
Inventories - finished goods	27,026	25,586
Prepaid expenses and other current assets	3,865	2,435
Prepaid income taxes	-	243
Total current assets	77,273	67,627

Noncurrent assets:
Property and equipment, net	20,766	20,929
Intangible assets	860	860
Deferred tax assets	907	863
Total noncurrent assets	22,533	22,652

Total assets	$99,806	$90,279

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,281	$5,004
Accrued expenses and other current liabilities	2,503	2,080
Income taxes payable	3,655	-

Total liabilities	13,439	7,084

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
20,447 and 20,447 shares issued and outstanding, respectively	20	20
Additional paid-in capital	5,334	4,871
Retained earnings	81,004	78,295

Total shareholders' equity	86,367	83,195

Total liabilities and shareholders' equity	$99,806	$90,279

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended
	June 30,
	2016	2015

Sales	$72,487	$71,634
Cost of sales	50,035	48,668

Gross profit	22,452	22,966

Operating expenses:
General and administrative	6,098	5,799
Advertising	5,760	7,885
Depreciation	194	191
Total operating expenses	12,052	13,875

Income from operations	10,400	9,091

Other income:
Interest income, net	28	50
Other, net	53	(4)
Total other income	81	46

Income before provision for income taxes	10,481	9,137

Provision for income taxes	3,887	3,380

Net income	$6,594	$5,757

Net change in unrealized gain (loss) on short
term investments	-	(35)

Comprehensive income	$6,594	$5,722

Net income per common share:
Basic	$0.33	$0.29
Diluted	$0.32	$0.29

Weighted average number of common shares outstanding:
Basic	20,181	20,074
Diluted	20,333	20,198

Cash dividends declared per common share	$0.19	$0.18

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Three Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income	$6,594	$5,757
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	194	191
Share based compensation	463	371
Deferred income taxes	(44)	(148)
Bad debt expense	233	168
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	(584)	(1,326)
Inventories - finished goods	(1,440)	(2,152)
Prepaid income taxes	243	-
Prepaid expenses and other current assets	1,143	(161)
Accounts payable	2,277	4,827
Income taxes payable	3,655	3,302
Accrued expenses and other current liabilities	372	(18)
Net cash provided by operating activities	13,106	10,811

Cash flows from investing activities:
Net change in investments	-	(16)
Purchases of property and equipment	(2,604)	(110)
Net cash used in investing activities	(2,604)	(126)

Cash flows from financing activities:
Dividends paid	(3,834)	(3,613)
Net cash used in financing activities	(3,834)	(3,613)

Net increase in cash and cash equivalents	6,668	7,072
Cash and cash equivalents, at beginning of period	37,639	35,613

Cash and cash equivalents, at end of period	$44,307	$42,685

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$55	$226

Property and equipment in current assets	$2,573	$-

Dividends payable in accrued expenses	$194	$245

Exhibit 99.1 Page 4 of 4